UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 28, 2014

Trulia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35650	20-2958261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 New Montgomery Street, Suite 300

San Francisco, California 94105

(Address of principal executive offices, including zip code)

(415) 648-4358

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On July 28, 2014, Trulia, Inc., a Delaware corporation (“Trulia”), Zillow, Inc. (“Zillow”), a Washington corporation, and Zebra Holdco, Inc., a Washington corporation (“HoldCo”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Zillow will acquire Trulia.

The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, (i) a wholly owned subsidiary of HoldCo (“Trulia Merger Sub”) will be merged with and into Trulia, the separate corporate existence of Trulia Merger Sub will thereupon cease and Trulia will continue as the surviving corporation (the “Trulia Merger”), and (ii) a separate wholly owned subsidiary of HoldCo (“Zillow Merger Sub”) will be merged with and into Zillow, the separate corporate existence of Zillow Merger Sub will thereupon cease and Zillow will continue as the surviving corporation (the “Zillow Merger” and, together with the Trulia Merger, the “Mergers”). As a result of the Mergers, both Trulia and Zillow will become wholly-owned subsidiaries of HoldCo.

The Merger Agreement has been approved by the Boards of Directors of each of Trulia and Zillow.

Pursuant to the terms of the Merger Agreement, at the effective time of the Trulia Merger (the “Trulia Merger Effective Time”), by virtue of the Trulia Merger and without any action on the part of any stockholder, each share of common stock, par value $0.00001 per share, of Trulia (the “Trulia Common Stock”) issued and outstanding immediately prior to the Trulia Merger (other than shares owned by Trulia as treasury stock and shares owned by Zillow or HoldCo or any direct or indirect wholly owned subsidiary of Zillow or Trulia) shall be converted into the right to receive 0.444 of a share of fully paid and nonassessable Class A common stock, par value $0.0001 per share, of HoldCo (the “HoldCo Class A Common Stock”).

Pursuant to the terms of the Merger Agreement, upon the effective time of the Zillow Merger (the “Zillow Merger Effective Time”), by virtue of the Zillow Merger and without any action on the part of any shareholder, (a) each share of Class A common stock, par value $0.0001 per share, of Zillow (the “Zillow Class A Common Stock”) issued and outstanding immediately prior to the Zillow Merger (other than shares owned by Zillow as treasury stock, shares owned by Trulia or HoldCo, or any direct or indirect wholly owned subsidiary of Zillow or Trulia, and shares as to which appraisal rights are properly sought) shall be converted into the right to receive one fully paid and nonassessable share of HoldCo Class A Common Stock; and (b) each share of Class B common stock, par value $0.0001 per share, of Zillow (the “Zillow Class B Common Stock”) issued and outstanding immediately prior to the Zillow Merger (other than shares owned by Zillow as treasury stock, shares owned by Trulia or HoldCo, or any direct or indirect wholly owned subsidiary of Zillow or Trulia, and shares as to which appraisal rights are properly sought) shall be converted into the right to receive one fully paid and nonassessable share of Class B common stock, par value $0.0001 per share, of HoldCo (the “HoldCo Class B Common Stock”). The HoldCo Class A Common Stock will have one vote per share, and the HoldCo Class B Common Stock will have ten votes per share, similar to the current capital structure of Zillow.

No fractional shares of HoldCo Class A Common Stock or HoldCo Class B Common Stock will be issued in the Mergers and Trulia’s and Zillow’s stockholders and shareholders will receive cash in lieu of any fractional shares. The Trulia Merger Effective Time is expected to occur promptly after the Zillow Merger Effective Time.

Subject to certain exceptions, each Trulia and Zillow stock option, restricted stock unit and stock appreciation right outstanding immediately prior to the consummation of the Mergers, whether or not vested and exercisable will be assumed and converted into a corresponding equity award to purchase, acquire shares of, or participate in the appreciation in price of, common stock of HoldCo. The terms of each assumed equity award will be the same except that the number of shares subject to each equity award and the per share exercise price, if any, will be adjusted based on the exchange ratio per a formula set forth in the Merger Agreement.

The shares of HoldCo Class A Common Stock are expected to be listed on the NASDAQ Global Select Market. Based on the capitalization of Trulia and Zillow as of the date hereof, the former shareholders of Zillow would own approximately 67% of HoldCo and the former stockholders of Trulia would own approximately 33% of HoldCo on a fully-diluted basis following completion of the Mergers.

HoldCo will have a Board of Directors consisting initially of ten directors, including the eight persons who are members of the Board of Directors of Zillow immediately prior to the Zillow Merger Effective Time and two members of the existing Board of Directors of Trulia who are mutually agreed to by Zillow and Trulia.

Each of Zillow and Trulia has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants: (a) to conduct their respective businesses in the ordinary course, consistent with past practice, during the interim period between the execution of the Merger Agreement and the consummation of the Mergers; (b) not to solicit competing proposals during such period; (c) to convene and hold meetings of Trulia’s stockholders and Zillow’s shareholders to approve the Mergers; and (d) that, subject to certain exceptions, the Boards of Directors of Trulia and Zillow will each recommend that their respective stockholders or shareholders approve the Mergers.

The consummation of the Mergers is subject to customary conditions to closing, including, among others, (i) the effectiveness of the registration statement on Form S-4 to be filed with the Securities and Exchange Commission (the “SEC”) with respect to the HoldCo Class A Common Stock to be issued pursuant to the Mergers; (ii) the approval of the Merger Agreement by Trulia’s and Zillow’s respective stockholders and shareholders; (iii) the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iv) the approval of the listing on the NASDAQ Global Select Market of the shares of HoldCo Class A Common Stock to be issued in the Mergers; and (v) the absence of any law, regulation or order that has the effect of making the Mergers illegal or otherwise preventing the consummation of the Mergers. The obligation of each party to consummate the Mergers is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality exceptions), the other party having performed in all material respects its obligations under the Merger Agreement and the other party having not suffered a material adverse effect. In addition, the obligation of Zillow to consummate the Mergers is conditioned on the absence of any pending litigation, action, proceeding or investigation by any governmental authority that (a) seeks to restrain or prohibit the consummation of the Mergers, (b) seeks to impose on Zillow the sale, divestiture, license or other disposition or holding separate of any assets of Zillow or Trulia, seeks to impose any limitation on the ability of Zillow to conduct its business or own its assets, or seeks to require Zillow to hold separate the shares of Trulia common stock or limit the ability of Zillow to exercise the rights of ownership of Trulia common stock or control the business and operations of Trulia, or (c) if adversely determined, would reasonably be likely to have a material adverse effect on either party.

The Merger Agreement contains certain termination rights for both Trulia and Zillow, including for the failure to consummate the Mergers by January 28, 2016, the enactment, promulgation or issuance of any injunction, order or ruling which has become final and non-appealable and makes the consummation of the Mergers illegal or otherwise prohibits their consummation, failure of either Trulia’s or Zillow’s stockholders or shareholders to approve the Merger Agreement, or breaches of representations, warranties or covenants by a party that result in the failure of certain conditions to closing being satisfied. In addition, Trulia and Zillow have the right to terminate the Merger Agreement in the event that the other party’s Board of Directors recommends or accepts a “Competing Transaction Proposal” (as defined in the Merger Agreement). Prior to receipt of the approval of the Merger Agreement by the Trulia stockholders, Trulia also has the right to terminate the Merger Agreement in connection with entering into a definitive agreement with respect to a superior proposal with a third party.

The Merger Agreement provides that, upon termination of the Merger Agreement under certain circumstances involving a Competing Transaction Proposal, Trulia or Zillow may be required to pay the other party a termination fee of $69.8 million. Further, the Merger Agreement provides that, upon termination of the Merger Agreement by Trulia or Zillow in the event that any necessary regulatory approval is not obtained, Zillow would be required to pay Trulia a termination fee of $150 million. The Merger Agreement also provides that, upon termination of the Merger Agreement by Trulia if Zillow is unable to obtain shareholder approval of the Merger Agreement, Zillow would be required to pay Trulia a termination fee of $150 million.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and the terms of which are incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about Trulia, Zillow, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Trulia’s stockholders and Zillow’s shareholders and other investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Trulia, Zillow, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Trulia and Zillow.

Voting Agreements

Simultaneously with the execution of the Merger Agreement, certain members of Trulia’s Board of Directors entered into voting agreements with Zillow (collectively, the “Trulia Voting Agreements”) pursuant to which such individuals have agreed, among other things, to vote their respective shares of Trulia Common Stock for the adoption of the Merger Agreement and against any alternative proposal and against any action or agreement that would frustrate the purposes of, or prevent or delay the consummation of, the transactions contemplated by the Merger Agreement. Simultaneously with the execution of the Merger Agreement, Richard Barton and Lloyd Frink, the Executive Chairman and Vice Chairman, respectively, of Zillow’s Board of Directors, who are also the only holders of Zillow’s Class B Common Stock, entered into voting agreements with each other (together, the “Zillow Voting Agreements,” and, together with the Trulia Voting Agreements, the “Voting Agreements”) pursuant to which such individuals have agreed, among other things, to vote their respective shares of Zillow Class B Common Stock for the approval of the Merger Agreement and against any alternative proposal and against any action or agreement that would frustrate the purpose of, or prevent or delay the consummation of, the transactions contemplated by the Merger Agreement. In the Merger Agreement, Zillow has agreed to undertake such actions as are necessary or advisable to cause the shares of Zillow Class B Common Stock that are subject to the Zillow Voting Agreements to be voted in accordance with the terms of such agreements.

The persons signing the Trulia Voting Agreements currently beneficially own an aggregate of approximately 7.4% of the outstanding Trulia Common Stock, and the persons signing the Zillow Voting Agreements currently control a majority of the voting power of Zillow’s outstanding common stock. The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the forms of the Trulia Voting Agreement and the Zillow Voting Agreement, which are filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01. Other Events.

On July 28, 2014, Trulia and Zillow issued a joint press release announcing that they had entered into the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.3.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 28, 2014, by and among Zillow, Inc., Zebra Holdco, Inc. and Trulia, Inc. *

99.1	Form of Trulia Voting Agreement.

99.2	Form of Zillow Voting Agreement.

99.3	Joint Press Release, dated July 28, 2014.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Trulia hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC; provided, however, that Trulia may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.

Cautionary Note Regarding Forward-Looking Statements

This filing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Trulia’s expectations, strategy, plans or intentions. Trulia’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including but not limited to: the ability of the parties to consummate the proposed Mergers; satisfaction of closing conditions precedent to the consummation of the proposed Mergers, including obtaining necessary regulatory approvals; and the risk that litigation in respect of either company or the Mergers could arise.

The forward-looking statements contained in this filing are also subject to other risks and uncertainties, including those more fully described in Trulia’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on March 3, 2014, as amended on May 23, 2014, and its Quarterly Report on 10-Q for the quarterly period ended March 31, 2014, and those that will be discussed in the Registration Statement on Form S-4 to be filed by HoldCo with the SEC at a future date. The forward-looking statements in this filing are based on information available to Trulia as of the date hereof, and Trulia disclaims any obligation to update any forward-looking statements, except as required by law.

Additional Information and Where to Find It

In connection with the proposed transaction, Zillow and Trulia expect to file a joint proxy statement/prospectus with the SEC, and Zebra Holdco, Inc. expects to file with the SEC a registration statement on Form S-4. INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and securityholders will be able to obtain free copies of the registration statement and joint proxy statement/prospectus (if and when they become available) and other documents filed by Zillow and Trulia at the SEC’s website at www.sec.gov. Copies of the documents filed by Zillow with the SEC will be available free of charge on Zillow’s website at www.zillow.com or by contacting Zillow Investor Relations at (206) 470-7137. Copies of the documents filed by Trulia with the SEC will be available free of charge on Trulia’s website at www.trulia.com or by contacting Trulia Investor Relations at (415) 400-7238.

Certain Information Regarding Participants

The respective directors and executive officers of Zillow and Trulia and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about Zillow’s executive officers and directors in Zillow’s definitive proxy statement filed with the SEC on April 17, 2014. You can find information about Trulia’s executive officers and directors in Trulia’s definitive proxy statement filed with the SEC on April 22, 2014. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC (if and when they become available). These documents can be obtained free of charge from Zillow or Trulia using the sources indicated above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRULIA, INC.

By:	/s/ Peter Flint
Peter Flint Chief Executive Officer

Date: July 28, 2014

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 28, 2014, by and among Zillow, Inc., Zebra Holdco, Inc. and Trulia, Inc. *

99.1	Form of Trulia Voting Agreement.

99.2	Form of Zillow Voting Agreement.

99.3	Joint Press Release, dated July 28, 2014.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Trulia hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC; provided, however, that Trulia may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.